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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 25, 2013

To our Stockholders:

        The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the "Company"), will be held at the Westin Galleria Hotel, 5060 West Alabama, 3rd Floor Plaza Ballroom, Houston, Texas 77056, on Tuesday, June 25, 2013 at 9:00 a.m. (CDT), for the following purposes:

  1.
  To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified;

  2.
  To amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of our common stock, $0.001 par value per share, within a range of, 1-for-4 to 1-for-8, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State, subject to the Board of Directors' authority to abandon such amendment;

  3.
  Subject to approval of proposal No. 2 above, to amend the Certificate of Incorporation to reduce, proportionately to the split ratio selected by our Boad of Directors, the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors' authority to abandon such amendment;

  4.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013; and

  5.
  To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on May 10, 2013, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, or sign, date and return the enclosed proxy card to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

        The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (c) executing and submitting a later-dated proxy card, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

        All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors
/s/ ROBERT A. SOLBERG
Houston, TX	Robert A. Solberg
May 15, 2013	Chairman of the Board

        To assure that your shares of common stock will be voted at the meeting, please indicate your voting instructions: (i) over the Internet at www.proxyvote.com, (ii) by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 25, 2013.

The proxy materials are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control
Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROXY STATEMENT

HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS
To be held June 25, 2013

GENERAL INFORMATION

        The proxy (the "Proxy") included on the enclosed proxy card (the "Proxy Card") is solicited by and on behalf of the Board of Directors ("Board of Directors" or the "Board") of Hyperdynamics Corporation ("Hyperdynamics," the "Company," "we," and "us") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") at the Westin Galleria Hotel, 5060 West Alabama, 3rd Floor Plaza Ballroom, Houston, Texas 77056, on Tuesday, June 25, 2013 at 9:00 a.m. (CDT), and at any adjournment of the Annual Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company's stockholders on or about May 15, 2013.

        There are three proposals being presented for your consideration at the Annual Meeting:

  •
  Proposal 1:  To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified;

  •
  Proposal 2:  To amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of our common stock, $0.001 par value per share, within a range of, 1-for-4 to 1-for-8, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State, subject to the Board of Directors' authority to abandon such amendment;

  •
  Proposal 3:  Subject to approval of Proposal No. 2, to amend the Certificate of Incorporation to reduce, proportionately to the split ratio selected by our Boad of Directors, the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors' authority to abandon such amendment; and

  •
  Proposal 4:  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013.

        As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy materials at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

        Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (iii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein. If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy). IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER'S SHARES WILL BE VOTED (1) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, (2) "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, (3) SUBJECT TO APPROVAL OF PROPOSAL NO. 2 ABOVE, "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE, PROPORTIONATELY BY THE SPLIT RATIO SELECTED BY OUR BOAD OF DIRECTORS, THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE, AND (4) "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

        If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters. You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (c) executing and submitting a later-dated proxy, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

        The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable expenses. In addition to D.F. King & Co., Inc., officers and regular employees of the Company may make solicitations of Proxies by telephone or by personal calls or by other means. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

        The Board of Directors has set May 10, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 167,697,731 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

        The presence, in person or by Proxy, of a majority of the outstanding shares of common stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes", which are discussed more fully below, will be treated as shares present at the Annual Meeting for purposes of determining a quorum.

        Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present. The seven persons who receive the greatest number of votes of the holders of common stock represented in person or by Proxy at the Annual Meeting will be elected directors of the Company. There is no cumulative voting for our directors or otherwise. Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.

        The proposals to approve the amendment to the Company's Certificate of Incorporation to effect a reverse stock split, and to approve the amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock, will be approved if a majority of the shares of common stock that are outstanding and entitled to vote at the Annual Meeting are voted "FOR" these proposals. Abstentions and broker non-votes will have the effect of a vote against the proposals to approve the amendments to the Company's Certificate of Incorporation. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" these proposals. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the ratification of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013.

        Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the chairman of the Annual Meeting. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders' shares of common stock with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

        Under New York Stock Exchange ("NYSE") Rule 452, which governs NYSE brokerage members, the election of directors is considered to be a non-routine matter and the election of auditors is considered a routine matter. We believe that the proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split, and to proportionaly reduce the total number of authorized shares of common stock, are considered to be routine matters. Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A "broker non-vote" occurs when a broker's customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as "non-votes." Because some matters to be voted upon at the Annual Meeting are not considered routine matters under Rule 452, there potentially can be "broker non-votes" at the Annual Meeting. As more fully discussed above, any "broker non-votes" submitted by brokers or nominees in connection with the Annual Meeting will not impact the outcome of the votes for the election of directors. If your broker does not receive voting instructions from you regarding Proposals 2, 3 and 4, NYSE Rule 452 grants your broker discretionary authority to vote your shares.

Available Information

        Upon written request, we will provide, without charge, a copy of our Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to Jason Davis, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079. We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the SEC are available at the SEC's website at www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2013

        Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

 PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

        Our Amended and Restated Bylaws provide that the number of directors may be fixed from time to time by resolution of our Board of Directors, or if the number is not fixed, the number shall be three. The number of directors is currently fixed at seven. Our Certificate of Incorporation, as currently in effect, provides that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

        A Board of seven directors is to be elected at this meeting. In the event that the nominees receive a plurality of the votes properly cast in person or by proxy in voting on the election of directors, the nominees will be elected as directors until the next annual meeting of stockholders.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote "FOR" the nominees listed below.

        The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as management's nominees for directors of the Company.

Board of Directors

        The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement. Each of their current terms as our directors expires at the Annual Meeting. There is no family relationship between or among any of the Directors and our Executive Officers. Board of Directors vacancies are filled by a majority vote of the Board of Directors. We have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Government Relations Committee.

Name	Position	Age
Ray Leonard	Director, CEO and President	60
Robert A. Solberg*	Director and Non-Executive Chairman	67
Herman Cohen*	Director	81
Lord David Owen*	Director	74
William O. Strange*	Director	71
Fred Zeidman*	Director	65
Ian Norbury*	Director	61

*
Independent Director

        Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009. Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009. From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc. Mr. Leonard also served as Vice President of Exploration & New Ventures for

YUKOS, Russia's second largest oil company, based in Moscow, Russia from February 2001 to December 2004. Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001. Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions. During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa. Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Leonard should serve as a director:

        Leadership Experience—Mr. Leonard has held numerous roles in key executive management over his career including the Vice President of Exploration for YUKOS and First International Oil, and Senior Vice President of Exploration and Production for MOL.

        Industry Experience—Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and has presented in numerous international forums on world oil reserves and future industry trends.

        Robert A. Solberg was appointed to the Board of Directors in August 2009 and serves as non-executive Chairman of the Board of Directors. He was the president of Texaco Inc.'s Worldwide Development division from 1998 until his retirement in 2002. Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia, Latin America, West Africa and Europe. Mr. Solberg retired in July 2010 after serving as a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company that was traded on the Oslo, Norway stock exchange. Mr. Solberg is also a director and equity participant in JDR Cables Ltd, a privately owned company which supplies custom subsea connection equipment and power cables. Mr. Solberg is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Solberg should serve as a director:

        Leadership Experience—Mr. Solberg has held various key executive positions with public companies such as the president of Texaco Inc.'s Worldwide Development division and the chairman of Scorpion Offshore.

        Industry Experience—Mr. Solberg has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

        Herman Cohen was appointed to the Board of Directors in July 2009. Mr. Cohen has been the owner of Cohen & Woods International since 1998. At Cohen & Woods International, Mr. Cohen specializes in providing strategic planning services to African governments and companies doing business in Africa. Mr. Cohen also served as a Senior Advisor to the Global Coalition for Africa from 1993-1998 under contract to the World Bank. Previous to his position at the World Bank, Mr. Cohen served in the U.S. Foreign Service from 1955-1993. During his diplomatic career, Mr. Cohen served as the U.S. Ambassador to Senegal and Gambia from 1977 to 1980, and from 1989 to 1993 Mr. Cohen served as assistant secretary of state for African Affairs under President George H.W. Bush.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Cohen should serve as a director:

        Leadership Experience—As reflected above, Mr. Cohen has held numerous positions within the U.S. Government of significant responsibility including, among others, the American Ambassador to Senegal and the U.S. assistant secretary of state for African Affairs.

        William O. Strange was appointed to the Board of Directors in November 2010. Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte & Touche LLP he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines and oil services. Since 2005 he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Finance and Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Strange should serve as a director:

        Leadership Experience—Mr. Strange worked over 41 years for Deloitte & Touche LLP, including 29 years as an audit partner. While at Deloitte & Touche LLP, most of his clients were in the energy industry, including many exploration and production companies and he spent the vast majority of his time working on clients which reported to the SEC. He has also lived overseas and understands foreign operations.

        Financial Experience—In addition to his over 41 years at Deloitte & Touche LLP, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche LLP. He has extensive knowledge of energy industry economics and business methods. He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees.

        Lord David Owen was appointed to the Board of Directors in September 2009. Since 2002, Lord Owen has been the non-executive chairman of Europe Steel, Ltd., and from 1996 to April 2011, the non-executive director of the U.S. healthcare company, Abbott Laboratories, Inc. (NYSE: ABT). He was also the chairman of YUKOS International U.K. B.V., part of the former Russian oil company, YUKOS, from 2002 until 2005. Prior to that, he was Executive Chairman of Global Natural Energy Ltd, a metals trading company with interests in gasoline stations in the United Kingdom. Lord Owen was also a member of the advisory board of Terra Firma Capital Partners from 2004 until 2008. He served as a Member of the British Parliament for 26 years and is currently a Member of the House of Lords. In Government Lord Owen was appointed to a number of posts in the British Government including Navy Minister, Health Minister and from 1977 to 1979 British Secretary of State for Foreign and Commonwealth Affairs. During that time he was heavily involved in diplomatic activity in both South and West Africa. Lord Owen was the opposition Labor Party spokesman on Energy from 1979 until 1980. He co-founded the British Social Democratic Party in 1981 and served as its leader from 1983 until 1990. From 1992-95 he was the EU peace negotiator in the former Yugoslavia.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Lord Owen should serve as a director:

        Leadership Experience—Lord Owen has held numerous responsible roles in the British Government and international roles. He also has served on various boards of public companies.

        Fred Zeidman was appointed to our Board of Directors in December 2009. Mr. Zeidman was a director from August 2008 to September 2011 for SulphCo Inc., a publicly traded crude oil field technology oil service company. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly traded biodiesel technology company, and served in that position until the company's acquisition in November 2009 and as a Nova director since June 2007. From August 2009 through November 2009, Mr. Zeidman was appointed Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. Mr. Zeidman has been Bankruptcy Trustee of Aremis Soft Corp since 2004. Mr. Zeidman currently serves as Chairman of the University of Texas Health Science System and is a member of the Board of Directors of Petroflow Inc. and Gravis Oil Corp., each of which is an oil exploration and production company. Mr. Zeidman served as Chairman of the United States Holocaust Memorial Council from March 2002 through September 2010. Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009. Mr. Zeidman has served on the board of Prosperity Bank for 26 years. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008. Mr. Zeidman holds a Bachelor's degree from Washington University in St. Louis and a Masters in Business Administration degree from New York University.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Zeidman should serve as a director:

        Leadership Experience—Mr. Zeidman has served in numerous roles of executive and directorship responsibility including serving on the board of Prosperity Bank for 26 years and acting as Chairman of the United States Holocaust Memorial Council.

        Financial Experience—Mr. Zeidman has a Masters in Business Administration degree and was the Chief Restructuring Officer for Transmeridian Exploration.

        Ian Norbury joined the Board of Directors in January 2013. Mr. Norbury is a Director of Hannon Westwood, a U.K. firm providing consultancy services for the oil and gas industry. Prior to joining Hannon Westwood in 2003, Mr. Norbury held various positions with Amerada Hess International since 1985, most recently as Executive Manager, Exploration with responsibility for worldwide exploration performance, including West Africa. He previously held senior geologist positions with Conoco and Amoco. Mr. Norbury earned his BSC in Geology and Geography at the University of London.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Norbury should serve as a director:

        Leadership Experience—Mr. Norbury has held various key executive positions such as the executive manager of exploration at Amerada Hess International.

        Industry Experience—Mr. Norbury has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

Executive officers

        Paul C. Reinbolt, 57, became our Executive Vice President and Chief Financial Officer in August 2011. He has over 30 years of previous experience with Marathon Oil Corporation in various management positions in finance, treasury and accounting. Mr. Reinbolt was appointed Vice President, Finance and Treasurer of Marathon Oil Corporation effective January 2002 and held that post until July 2011. Mr. Reinbolt holds a Bachelor of Science degree in accounting and a Master of Business Administration degree in finance from Miami University in Oxford, Ohio. He is on the board of directors of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. He also serves as a member of the Business Advisory Council for the Farmer School of Business at Miami University.

        Jason D. Davis, 41, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary in July 2009. In August 2010, Mr. Davis stepped down as the Chief Financial Officer. He currently serves as the Vice President of Finance, Secretary and Treasurer. Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE) from March 2004 to August 2005, the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009. Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009. Mr. Davis was an accountant with Deloitte & Touche LLP after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

        Michael Palmer, 57, became our Vice President of Operations in May 2010 and in March 2011 was promoted to Senior Vice President of Operations. Mr. Palmer has been working for 30 years in operations and production as a production engineer and manager after graduating from the University of Washington with a degree in Chemical Engineering. He started in the oil industry as a production engineer with Amoco Production Company in 1980 in Powell, Wyoming. During his 19 years with Amoco he worked on various oil & gas projects around the world including the U.S., Gabon, and Russia. Subsequently he went to work for Nations Energy Company for 9 years initially as the head of the Kazakhstan operation before taking over their Azerbaijan project. Michael was named as one of the top 21 oilmen in Kazakhstan during their first 10 years of existence. Prior to coming to work for Hyperdynamics, Michael was the Chief Operating Officer for SIPC (Syria) in Damascus.

        On April 26, 2013, Mr. Palmer submitted his resignation to us resigning his positions with us and our subsidiaries. His resignation becomes effective on May 31, 2013.

        David Wesson, 54, became our Principal Accounting Officer in October 2011. Since 2010, Mr. Wesson has served as our Controller, and he will continue to serve in that capacity. From 1988-2009, he was employed by Swift Energy Company, serving as Controller from 2001-2009. He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analyst. Mr. Wesson received a BBA in Accounting from Texas Tech University. He is a licensed Certified Public Accountant.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

 BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2012

        The Board of Directors held 13 meetings during the fiscal year ended June 30, 2012.

Director Independence

        Our common stock is listed on the NYSE. We use SEC Rule 10A-3 and the NYSE definition of Independent Director in determining whether a director is independent in the capacity of director and in the capacity as a member of a Board committee. In determining director independence, we have not relied on any exemptions from any rule's definition of independence.

        Directors serving on our Audit Committee must also comply with additional NYSE requirements as follows:

  (a)
  The director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

  (b)
  The director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

        We currently have a total of seven directors, six of whom are Independent Directors. The Board has determined that the following Directors are independent under SEC Rule 10A-3 and the NYSE listing standards because they have no relationship with the Company (other than being a Director and stockholder of the Company): Fred Zeidman, William O. Strange, Robert A. Solberg, Herman Cohen, Lord David Owen and Ian Norbury.

Board Committees

Committee Assignments

        The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Government Relations Committee
Robert A. Solberg*	Member	Chairman	Chairman
William O. Strange	Chairman	Member	Member
Ray Leonard				Member
Lord David Owen			Member	Member
Fred Zeidman	Member	Member	Member
Herman Cohen			Member	Chairman
Ian Norbury			Member	Member

*
Chairman of the Board.

        The Audit Committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the Company's independent registered public accounting firm. Messrs. Zeidman, Solberg and Strange are the members of the Audit Committee. All committee members are independent. Mr. Strange is the chairman of the Audit Committee and a financial expert based on his experience as an audit partner at Deloitte & Touche LLP. The Audit Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com. The Audit Committee reviews and assesses the adequacy of the Audit

Committee charter annually. During the year ended June 30, 2012, the Audit Committee met five times.

        The members of our Compensation Committee are Messrs. Solberg, Zeidman and Strange. Mr. Solberg is the chairman of the Compensation Committee. All committee members are independent. During the year ended June 30, 2012, the Compensation Committee met one time. The Compensation Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com.

        The Compensation Committee reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to establish and administer the executive compensation programs of the Company. The details of the processes and procedures for the consideration and determination of executive and director compensation are described in the section entitled "Executive Compensation—Compensation Discussion and Analysis." The objectives of the Compensation Committee are to attract and retain key individuals who are important to the continued success of Hyperdynamics and to provide strong financial incentives, at reasonable cost to stockholders, for senior management to enhance the value of the stockholders' investment.

        The members of our Nominating and Corporate Governance Committee are Messrs. Solberg, Owen, Zeidman, Strange, Cohen and Norbury. Mr. Solberg is the chairman of the Nomination and Corporate Governance Committee. All committee members are independent. During the year ended June 30, 2012, the Nomination and Corporate Governance Committee did not meet. Though neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process. The Nominating and Corporate Governance Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com.

        The members of our Government Relations Committee are Messrs. Cohen, Leonard, Owen and Norbury. Messrs. Cohen, Owen and Norbury are independent. Mr. Cohen is the chairman of the Government Relations Committee. During the year ended June 30, 2012, the Governmental Relations Committee met four times. The Governmental Relations Committee does not have a charter.

Director Nominees

        Our stockholders may propose director nominees for consideration by the Company's Nominating and Corporate Governance Committee by submitting to our Secretary at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, a completed and signed questionnaire with respect to the background and qualification of such nominee and a representation and agreement (in the form provided by the Secretary of the Company upon written request) in accordance with Article I, Section 10 of our Amended and Restated Bylaws. Our Nominating and Corporate Governance Committee will consider consistent with the committee's charter and our Corporate Governance Guidelines all director nominees properly submitted by our stockholders in accordance with our Amended and Restated Bylaws. Stockholders who wish to nominate candidates for election to our Board of Directors at our Annual Meeting of Stockholders must follow the procedures outlined in "Stockholder Proposals" set forth below and our Amended and Restated Bylaws.

Executive Sessions of Independent Directors

        NYSE rules require that our Independent Directors meet in regularly scheduled executive sessions without management present. Robert A. Solberg, the Chairman of our Board of Directors, is the

presiding Independent Director at these executive sessions. The non-management directors met in executive sessions four times during fiscal year ended June 30, 2012.

Board Leadership Structure and Risk Oversight

        Board of Directors Leadership Structure.    Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company's needs. This structure ensures a greater role for the Independent Directors in the oversight of the Company and active participation of the Independent Directors in setting agendas and establishing priorities and procedures for the work of the Board. As described above, the Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Independent Directors. The Board also believes that this structure is preferred by a significant number of the Company's stockholders.

        Board of Directors Risk Oversight.    The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Members of the Audit Committee:
/s/ ROBERT A. SOLBERG
/s/ FRED ZEIDMAN
/s/ WILLIAM O. STRANGE

Section 16(a) Beneficial Ownership Reporting compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2012, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the following late filings: (a) Mr. Herman Cohen was late filing one Form 4 with respect to two transactions, which were subsequently reported on one Form 4; (b) Jason Davis was late filing one Form 4 with respect to one transaction, which was subsequently reported on one Form 4; (c) David Wesson was late filing one Form 3 and one Form 4, which were subsequently reported on those forms; (d) Michael Palmer was late filing one Form 4 with respect to three transactions, which were subsequently reported on one Form 4.

Code of Ethics

        We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which was filed on Form 10-KSB/A on May 16, 2005. We will provide without charge a copy of our Code of Ethics upon request. Such request should be directed in writing to: Jason Davis, Secretary, Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421. Our Web site is www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

        We have a conflict of interest policy governing transactions involving related parties. In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of Independent Directors.

        We did not enter into any transactions involving amounts in excess of $120,000 (or 1% of the average of our total assets for the last two years), excluding employment relationships, with related parties since July 1, 2011, the beginning of the last fiscal year.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to the employees, officers and members of the Board of Directors of the Company and each of its majority-owned subsidiaries and divisions. Our Code of Business Conduct and Ethics mandates that these covered parties conduct themselves and the Company's business in a legal and ethical manner at all times. Our Code of Business Conduct and Ethics is is available at the Company's website at www.hyperdynamics.com.

Corporate Governance Guidelines

        We have adopted a set of Corporate Governance Guidelines that provide the framework for the governance of the Company and reflect the Board of Directors' belief that sound corporate governance policies and practices provide an essential foundation for the Board in fulfilling its oversight responsibilities. Our Corporate Governance Guidelines are available at the Company's website at www.hyperdynamics.com.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of common stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group. As of the Record Date, we had 167,697,731 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of each director & officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
BlackRock, Inc.	20,977,842	(1)	12.51%
Vanguard Group Inc.	10,094,308	(2)	6.02
Ray Leonard	2,356,546	(3)	1.41
Robert A. Solberg	833,892	(4)	*
Lord David Owen	1,040,227	(5)	*
Herman Cohen	221,000	(6)	*
Fred Zeidman	187,000	(7)	*
William O. Strange	153,000	(8)	*
Ian Norbury	54,000	(9)	*
Jason Davis	430,975	(10)	*
Michael Palmer	375,327	(11)	*
Paul Reinbolt	362,189	(12)	*
David Wesson	212,480	(13)	*
Directors and Executive Officers as a group (11 persons)	6,226,636		3.71

*
Less than 1%

(1)
Based on the total of Schedules 13F filed for the period ended December 31, 2012. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based on the total of Schedules 13F filed for the period ended December 31, 2012. The address of Vanguard Group Inc. is 100 Vanguard Boulevard Malvern, PA 19355-2331.

(3)
This amount includes: 1,259,000 shares of common stock and options to purchase 1,097,546 shares of common stock.

(4)
This amount includes: 345,892 shares of common stock and options to purchase 488,000 shares of common stock.

(5)
This amount includes: 820,227 shares of common stock and options to purchase 220,000 shares of common stock.

(6)
This amount includes: 61,000 shares of common stock and options to purchase 160,000 shares of common stock.

(7)
This amount includes: 11,000 shares of common stock and options to purchase 176,000 shares of common stock.

(8)
This amount includes: 33,000 shares of common stock and options to purchase 120,000 shares of common stock.

(9)
This amount includes: 54,000 shares of common stock.

(10)
This amount includes: 45,000 shares of common stock and options to purchase 385,975 shares of common stock.

(11)
This amount includes: 99,467 shares of common stock and options to purchase 275,860 shares of common stock. This amount includes options to purchase 47,500 shares of common stock, which are exercisable within the next 60 days but are expected to be forfeited on May 31, 2013, the effective date of Mr. Palmer's resignation as our Vice President of Operations.

(12)
This amount includes: 130,000 shares of common stock and options to purchase 232,189 shares of common stock.

(13)
This amount includes: 47,500 shares of common stock and options to purchase 164,980 shares of common stock.

Equity Compensation Plan Information

        The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2012.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	A	B	C
Equity compensation plans approved by security holders	12,495,316	2.09	2,044,019

Equity compensation plans not approved by security holders	—	—	—

Total	12,495,316	2.09	2,044,019

        The Stock and Stock Option Plan (the "1997 Plan") of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001, on January 21, 2005, and on February 20, 2008. The total number of shares authorized under the 1997 Plan, as amended, was 14,000,000. The Board terminated the 1997 Plan effective upon approval of the 2010 Plan by our shareholders as discussed below.

        Shareholders approved the adoption of the 2008 Restricted Stock Award Plan (the "2008 Plan") at Hyperdynamics' Annual Meeting on February 20, 2008. The total number of shares authorized under the 2008 Plan was 3,000,000. The Board terminated the 2008 Plan effective upon approval of the 2010 Plan by our shareholders as discussed below.

        On February 18, 2010, at our annual meeting of stockholders, the Board of Directors and stockholders approved the 2010 Equity Incentive Plan (the "2010 Plan"). In conjunction with the approval of the 2010 Plan at the annual meeting, the 1997 Plan and 2008 Plan were terminated as of February 18, 2010. The 2010 Plan provides for the grants of shares of common stock or incentive stock options and/or nonqualified stock options to purchase our common stock or restricted stock to selected employees, directors, officers, agents, consultants, attorneys, vendors and advisors of ours' or of any parent or subsidiary thereof. Shares of common stock, options, or restricted stock can only be granted under this plan within 10 years from the effective date of February 18, 2010. The 2010 Plan was amended to increase issuable shares from 5,000,000 to 10,000,000 on February 17, 2012.

        The 2010 Plan provides a means to attract and retain the services of participants and also to provide added incentive to such persons by encouraging stock ownership in the Company. Plan grants are administered by the Compensation Committee, who has substantial discretion to determine which persons, amounts, time, price, exercise terms and restrictions, if any.

        The following table provides a reconciliation of the securities remaining available for issuance as of June 30, 2012 under the 2010 Plan.

2010 Plan
Shares available for issuance, June 30, 2011	1,069,480
Increase in shares issuable	5,000,000
Stock options issued	(4,273,461)
Previously issued shares cancelled or expired	248,000
Plan termination of remaining unissued shares	—

Shares available for issuance, June 30, 2012	2,044,019

        The purpose of the 2010 Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants, directors, and vendors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants, and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the 2010 Plan to augment our compensation packages.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation discussion and analysis for the fiscal year ended June 30, 2012 discusses the compensation for our Named Executive Officers ("NEO's") who are reflected in the Summary Compensation Table below. In this compensation discussion and analysis, the terms "we" and "our" refer to Hyperdynamics Corporation, and not the Compensation Committee.

Compensation Objectives and Elements

What are the objectives of our executive officer compensation program?

        The objectives of the Compensation Committee of the Board of Directors in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders' investment.

What is our executive officer compensation program designed to reward?

        Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

        The elements of compensation that the Compensation Committee uses to accomplish these objectives include base salaries, bonus, and long term incentives in the form of stock and stock options. We also provide perquisites to certain executives and health and insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element is outlined below.

Base Salaries

        We provide fixed annual base salaries as consideration for each individual's performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics' business.

Bonus

        Bonuses may be awarded as part of annual salary and it is a component of variable compensation. Bonuses are based on goals and objectives that each employee must meet during the fiscal year. Each employee is given a target bonus percentage and the Compensation Committee and the full Board of Directors determine the awarded bonuses, if any.

Long-term Incentives

        We provide long-term incentives in the form of stock and stock options; customarily stock options. Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with Hyperdynamics' common stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and accordingly the financial results of the Company. Hyperdynamics does not use a formula to determine stock and stock option awards to executives. Stock option awards are not designed to be tied to yearly results. Hyperdynamics views stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the stockholders.

        Our 2010 Plan authorizes the Compensation Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees. The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics' common stock, on a systematic basis.

        We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

        Perquisites are determined on a case-by-case basis and currently, no executive officer receives such perquisites.

How do we determine the amount for each element of executive officer compensation?

        Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the CEO and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers' ability to work in relationships that foster teamwork among our executive officers; officers' individual skills and expertise, and labor market conditions. We do not, at this time, engage a third-party compensation consultant.

        During the fiscal years ended June 30, 2010, 2011 and 2012, total executive compensation consists of base salary, bonuses and option awards. Generally, the option awards for executives negotiated in the executive's contract, with an exercise price based on the market price on the grant date. Option awards are also granted to employees on a case by case basis throughout the year. Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

Administration of Executive Compensation

        The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the CEO's performance and sets his compensation. The Compensation Committee also reviews the CEO's recommendations for and sets the salaries and bonuses of other key officers and employees. In determining compensation policies and procedures, the Compensation Committee considers the results of shareholder advisory votes on executive compensation and how have the votes effected executive compensation decision and policies.

CEO involvement in compensation decisions

        The CEO makes recommendations to the Compensation Committee concerning the employment packages of all subordinate officers. Neither the CEO nor any other Company officer or employee attends periodic executive sessions of the Compensation Committee.

How compensation or amounts realizable from prior compensation are considered

        The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year's job performance.

        At our 2012 Annual Meeting, our stockholders approved the compensation of our NEOs. The Compensation Committee viewed the vote as a strong expression of our stockholders' general satisfaction with the Company's current executive compensation programs and the guiding principles described herein. As part of its ongoing review process, the Committee regularly evaluates our compensation programs to ensure they meet changing business needs and support alignment with stockholders' interests.

Tax considerations

        Our compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans. This includes compliance with Section 162(m) of the Internal Revenue Code, which limits our tax deduction for an executive's compensation to $1 million unless certain conditions are met. For fiscal year ended June 30, 2012 the full amount of all compensation provided to all executives was tax deductible to the Company.

Timing, grant date, and exercise price for stock option awards

        Our policy is to award stock options upon hiring of the employee and on a case by case basis throughout the year. Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEO's compensation

        Each NEO's compensation is detailed in the Compensation Tables. For those NEOs who have employment agreements, each such agreement is described under the caption Agreements with Executives and Officers.

Employment Agreements with Current CEO and CFO

        As more fully described below in "Agreements with Executives and Officers," in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our former CFO and current Treasurer. In July 2011, the Compensation Committee approved the employment agreement with Paul Reinbolt, our Chief Financial Officer.

COMPENSATION TABLES

        The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal years ended June 30, 2012 and 2011 for our Chief Executive Officer, Chief Financial Officer, and our other executive officers. Columns for which there was no compensation have been omitted.

 SUMMARY COMPENSATION TABLE

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	All Other Compensation ($) (g)(3)	Total ($) (h)
Ray Leonard, President and CEO	2012 2011	363,000 330,000	363,000 594,000	— —	223,938 —	11,065 17,626	961,003 941,626
Paul Reinbolt, Executive Vice President and CFO	2012	275,000	193,330	—	1,895,386	—	2,363,716
Jason Davis, Former Principal Financial Officer	2012 2011	220,000 210,000	140,000 160,000	— —	48,071 371,663	— 16,226	408,071 757,889
Michael Palmer, Senior Vice President of Operations	2012 2011	231,000 210,000	135,300 190,000	— —	41,733 424,105	10,001 28,362	418,034 852,467
Michael Palmer, Senior Vice President of Operations	2012	198,000	110,000	—	38,817	10,130	356,947

(1)
Column (d): Payments made on fiscal 2012 and 2011 bonus pay-out were made in July 2012 and June 2011.

(2)
Columns (e) and (f): Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option awards granted in fiscal year 2012. For a description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the Financial Statements included in this Annual Report on Form 10-K for the year ended June 30, 2012.

(3)
Colum (g): Payments made for perquisites that include relocation expense and Company matches of the 401(k) plan that exceeded $10,000.

        On April 26, 2013, Michael Palmer submitted his resignation to us resigning his positions with us and our subsidiaries. His resignation becomes effective on May 31, 2013.

Bonuses and Stock Awards

        The following tables show cash and stock awards made to the named executives in fiscal year 2012 and their outstanding equity awards at the end of fiscal year 2012.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

					Under Non-Equity Incentive Plan Awards
						All Other Option Awards:
Name (a)	Action Date (b)	Grant Date(3) (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Number of Securities Underlying Options (#)(f)	Exercise or Base Price of Option Awards ($/Share) (g)	Grant Date Fair Value Awards of Stock & Options ($) (h)
Ray Leonard	6/29/2012	6/29/2012				363,000	$0.84	$223,938
Paul Reinbolt	8/8/2011	8/8/2011				800,000	3.24	1,835,753
Paul Reinbolt	6/29/2012	6/29/2012				96,665	0.84	59,633
Jason Davis	1/30/2012	1/30/2012				5,000	2.52	4,888
Jason Davis	6/29/2012	6/29/2012				70,000	0.84	43,184
Michael Palmer	6/29/2012	6/29/2012				67,650	0.84	41,734
David Wesson	1/30/2012	1/30/2012				5,000	2.52	4,888
David Wesson	6/29/2012	6/29/2012				55,000	0.84	33,930

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

Name (a)	No. of Securities Underlying Unexercised Options Exercisable (#) (b)(3)	No. of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($/Share) (d)	Option Expiration Date (e)	No. of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Ray Leonard	1,360,833	1,739,167	0.49	7/22/2014	—	—
Ray Leonard	—	363,000	0.84	6/29/2017	—	—
Paul Reinbolt	200,000	600,000	3.24	8/8/2016	—	—
Paul Reinbolt	—	96,665	0.84	6/29/2017	—	—
Jason Davis	107,226	53,774	1.61	10/9/2014	—	—
Jason Davis	100,000	—	0.90	1/8/2015	—	—
Jason Davis	10,000	10,000	5.03	2/15/2021	—	—
Jason Davis	40,000	40,000	4.30	6/30/2021	—	—
Jason Davis	—	5,000	2.52	1/30/2017	—	—
Jason Davis	—	70,000	0.84	6/29/2017	—	—
Michael Palmer	66,667	66,666	1.06	5/17/2020	—	—
Michael Palmer	12,500	12,500	3.96	5/18/2021	—	—
Michael Palmer	47,500	47,500	4.30	6/30/2021	—	—
Michael Palmer	—	67,500	0.84	6/29/2017	—	—
David Wesson	60,000	30,000	1.29	4/5/2020	—	—
David Wesson	5,000	5,000	3.08	12/3/2020	—	—
David Wesson	22,500	22,500	4.30	6/30/2021	—	—
David Wesson	—	5,000	2.52	1/30/2017	—	—
David Wesson	—	55,000	0.84	6/29/2017	—	—

 OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012

Name (a)	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Palmer(1)	66,667	282,668	—	—
Ray Leonard(2)	400,000	1,260,000	—	—
Jason Davis(3)	45,000	18,900	—	—
Herman Cohen(4)	30,000	130,800	—	—

(1)
Mr. Palmer exercised 66,667 options on July 29, 2011.

(2)
Mr. Leonard exercised 220,000 options on July 1, 2011; 100,000 options on August 10, 2011; 40,000 options on December 28, 2011; and 40,000 options on May 14, 2012.

(3)
Mr. Davis exercised 45,000 options on June 29, 2012.

(4)
Mr. Cohen exercised 30,000 options on July 22, 2011.

Agreements with Current Executives and Officers

        Paul Reinbolt, our Chief Financial Officer, entered into an employment agreement effective August 8, 2011. This agreement has a three year term. He will receive an annual base salary of $250,000, increasing to $275,000 upon the completion of six months of employment. Mr. Reinbolts' base salary increased to $300,000 effective July 1, 2012. He also will be eligible for annual adjustments in the form of increases to his base salary. In addition to his base salary, he will receive a cash award opportunity with a target amount of 50% of his base salary and maximum amount of 100% of the base salary, subject to such other terms, conditions and restrictions as may be established by our Board of Directors or compensation committee. He will receive stock options in an amount equal to 50% of the number of dollars of the cash award. In other words, if the cash award is $200,000, he will receive an award of 100,000 incentive stock options. The stock options will have an exercise price equal to the fair market value of our common stock on the date of grant, with one-third of these options vesting on each anniversary of the date of grant, and expiring five years after issuance and otherwise governed by the terms of our stock plan under which they were granted. On June 25, 2012, our Board of Directors authorized, effective July 1, 2012, an increase in the maximum amount of his annual cash bonus to 150% of his base salary.

        Effective August 8, 2011, an award of an option to purchase 400,000 shares of our common stock under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $3.24, with 50% of the amount vesting on the first day of the month occurring one year thereafter, and the remaining 50% of the amount vesting on the first day of the month occurring two years thereafter. The options have a five year term. Of this 400,000 share option grant, options to purchase 200,000 shares will immediately vest if we terminate his employment without cause, which solely for purposes of that provision includes financial impropriety or an intentional act materially injuring us. On August 8, 2011, an award of an option to purchase an additional 400,000 shares of our common stock under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $3.24, with 50% of these options vesting if and when our stock price closes at $9 per share for five consecutive trading days, and with the remaining 50% vesting if and when our stock price reaches a closing price of $12 per share for five consecutive trading days. These options have a five-year term.

        The Employment Agreement with Mr. Reinbolt may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties. Mr. Reinbolt may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Reinbolt may terminate the Employment Agreement without cause or without good reason. If we terminate Mr. Reinbolt without cause, or if Mr. Reinbolt terminates for good reason, then Mr. Reinbolt will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

        If Mr. Reinbolt's employment is terminated during the two year period following a change of control for any reason other than death, inability to perform, or cause, or by him for good reason, and our stock price is above $9.00 per share, then he will be entitled to receive a lump-sum amount equivalent to one year's base salary plus his bonus award at the target level for the performance period in effect on the employment termination date, and he will have full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner). The lump sum payment is to be made on the 60th business day after the employment termination date. If our stock price is between $7.50 and $9.00, then he will receive the payments and benefits stated above, but the cash payment will be reduced by 50%. Assuming a termination date of the last business date of the last business day of the fiscal year (June 29, 2012), for purposes of the above, our stock price on that date would equal $0.69 and thus, would not trigger a lump-sum payment. In addition to the foregoing payments and benefits related to a change in control, if Mr. Reinbolt chooses to continue coverage under our health plan in accordance with COBRA, then we will reimburse him during the 18 month period following termination for the difference between the total amount of the COBRA premiums for the same coverage as in effect on termination that are actually paid by him and the total monthly amount of the same premiums charged to active senior executives of ours for health insurance coverage. The Employment Agreement also includes provisions for safeguarding of our confidential information and non-solicitation activities during employment and for a two year period subsequent to termination.

        Jason Davis, our Vice President and Treasurer, entered into an employment agreement effective as of July 1, 2009. This agreement had a two-year term that automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period. The agreement provided that Mr. Davis would serve as our Chief Financial Officer and Principal Accounting Officer. Mr. Davis subsequently assumed the position of Vice President of Finance in July 2010. Under the terms of the agreement, Mr. Davis would receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee. This annual base salary was increased to $200,000 effective January 1, 2010. Mr. Davis' salary could be paid $92,500 per year in cash plus $92,500 payable in common stock under a 10b5-1 plan. The Company has opted to pay all base salary in cash. Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors. Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. In connection with his hiring, we granted Mr. Davis an option to purchase 45,000 shares of our common stock at an exercise price of $0.42 which immediately vested and expire three years after issuance. Under his employment agreement, Mr. Davis was eligible to receive quarterly option grant to purchase 23,000 shares of our common stock. On October 12, 2009, the Board of Directors approved an amendment to Mr. Davis' employment agreement that modified the foregoing quarterly option grant provisions under his employment agreement. Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 161,000 shares of common stock. The option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on the anniversary date during each of the three years following the grant date. Finally, Mr. Davis will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees. Mr. Davis'employment agreement was not renewed and therefore terminated pursuant its terms. Notwithstanding the foregoing, Mr. Davis remains employed by the Company as our Vice President of Finance and continues to hold the position of Secretary and Treasurer of the Company.

        We entered into a three-year employment agreement with Ray Leonard, our current CEO, President and Director effective as of July 22, 2009, as amended, effective December 11, 2009. On September 10, 2012, effective as of July 23, 2012, we entered into an amended and restated employment agreement with Mr. Leonard. The agreement, as amended and restated, has a one-year term that is automatically extended for successive one-year periods following the end of the initial one-year term unless otherwise terminated by delivery of written notice by either party prior to May 31 of each period. The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer. Mr. Leonard's current base salary is $400,000, which is subject to annual adjustments, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

        In connection with our hiring of Mr. Leonard in July 2009, we granted Mr. Leonard an option to purchase 500,000 shares of our common stock at an exercise price of $0.49 which immediately vested. Mr. Leonard was also granted options to purchase 300,000 shares of our common stock at an exercise price of $0.49 that vest on a monthly basis over five years. Both of these options will expire five years after issuance.

        In connection with the commencement of Mr. Leonard's employment in 2009, a stock option award was made, with trigger events of the following three cumulative net cash to us equity capital money raising transactions:

        When $8 million cumulative is raised, the award is 210,000 stock options.

        When $20 million cumulative is raised, the award is 390,000 stock options.

        When $30 million cumulative is raised, the award is 600,000 stock options.

        All awards vest 1/36 per month over a three-year period from the trigger event. The Performance Option-Grant Awards options have a five year life, and the exercise price is $0.49. All trigger events were satisfied.

        The 2009 stock option award also provided for trigger events based on achieving the following share price thresholds:

$2.00/share	90,000 stock options
$3.00/share	210,000 stock options
$5.00/share	600,000 stock options
$9.00/share	1,200,000 stock options

        All awards vest 1/36 per month over a three-year period from the trigger event. These Performance Option-Grant Awards options have a five-year life, and the exercise price is $0.49. For awards related to the $2.00 and $3.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days. For awards related to the $5.00 and $9.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days. All trigger events were satisfied, except for the $9.00 share price.

        As part of the annual review of Mr. Leonard's performance, on June 29, 2012, we granted Mr. Leonard five-year options to purchase 363,000 shares of our common stock at $.84 per share based on the market value on the stock on the date of grant. The options vest in equal amounts over a three-year period.

        Beginning with the effective date of the amended employment agreement, Mr. Leonard will participate in any incentive compensation plan ("ICP") applicable to Mr. Leonard's position, as may be adopted by us from time to time and in accordance with the terms of such plan(s). Mr. Leonard's cash target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee. He also will receive stock options in an amount equal to 50% of the number of dollars of the cash award. In other words, if the cash award is $200,000, he will receive an amount of options to purchase 100,000 shares of our common stock. The stock options will have an exercise price equal to the fair market value of our common stock on the date of grant, with one-third of these options vesting on each anniversary of the date of grant, and expiring five years after issuance. Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee. Since the inception of Mr. Leonard's employment, the metrics for his bonus award have been based on annual objectives related to advancing the exploration of our Guinea Concession and/or achieving funding from equity capital raises or participation in the Concession or stock price appreciation.

        Finally, Mr. Leonard will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

        The Employment Agreement with Mr. Leonard may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties involving fraud. Mr. Leonard may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Leonard may terminate the Employment Agreement without cause or without good reason. If we terminate Mr. Leonard without cause, or if Mr. Leonard terminates for good reason, or upon expiration of the employment term due to our notice to terminate, then Mr. Leonard will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

Current Director Compensation

        The following table describes the current compensation arrangements in effect for Independent Directors for the next fiscal year.

Director	Quarterly fees	Options
Robert A. Solberg	$19,500	60,000	(1)
William O. Strange	$19,000	60,000	(1)
Herman Cohen	$17,500	60,000	(1)
Lord David Owen	$15,000	60,000	(1)
Fred Zeidman	$16,500	60,000	(1)
Ian Norbury	$15,000	60,000	(2)

(1)
60,000 options to purchase common stock were granted on July 2, 2012 that will vest 50% on July 2, 2013 and 50% on July 2, 2014.

(2)
60,000 options to purchase common stock were granted on January 25, 2013 that will vest 50% on January 25, 2014 and 50% on January 25, 2015.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Ray Leonard(1)	—	—	—		—	—
Robert A. Solberg	78,000	—	122,755	(2)	—	200,755
William O. Strange	76,000	—	122,755	(3)	—	198,755
Fred Zeidman	66,000	—	122,755	(4)	—	188,755
Lord David Owen	60,000	—	122,755	(5)	—	182,755
Herman Cohen	70,000	—	122,755	(6)	—	192,755

(1)
We do not provide additional compensation to employees that also serve as directors for their service on the Board of Directors. All compensation paid to Mr. Leonard is reflected above in the Summary Compensation Table.

(2)
During the year ended June 30, 2012, Mr. Solberg received five year options to purchase 40,000 shares of common stock. The options vest 50% on July 7, 2012 and 50% on July 7, 2013 and have an exercise price of $4.21 based on the market value of the stock on the date of grant.

(3)
During the year ended June 30, 2012, Mr. Strange received five year options to purchase 40,000 shares of common stock. The options vest 50% on July 7, 2012 and 50% on July 7, 2013 and have an exercise price of $4.21 based on the market value of the stock on the date of grant.

(4)
During the year ended June 30, 2012, Mr. Zeidman received five year options to purchase 40,000 shares of common stock. The options vest 50% on July 7, 2012 and 50% on July 7, 2013 and have an exercise price of $4.21 based on the market value of the stock on the date of grant.

(5)
During the year ended June 30, 2012, Lord Owen received five year options to purchase 40,000 shares of common stock. The options vest 50% on July 7, 2012 and 50% on July 7, 2013 and have an exercise price of $4.21 based on the market value of the stock on the date of grant.

(6)
During the year ended June 30, 2012, Mr. Cohen received five year options to purchase 40,000 shares of common stock. The options vest 50% on July 7, 2012 and 50% on July 7, 2013 and have an exercise price of $4.21 based on the market value of the stock on the date of grant.

        In connection with the commencement of Ray Leonard's employment with us as our Chief Executive Officer and President in July 2009, as more fully described above in "Agreements with Executives and Officers," on July 22, 2009, our Board of Directors appointed Mr. Leonard to serve as a member of our Board of Directors. Mr. Leonard does not receive compensation for service on our Board of Directors in addition to his compensation as Chief Executive Officer and President.

        On June 30, 2011, the Board of Directors modified the structure by which we compensate our independent directors for service as members of our Board. Each of our independent directors will be compensated for his service on our Board of Directors under the structure below The new compensation arrangements which became effective July 1, 2011, consist of the following:

  •
  Cash compensation consisting of quarterly payments, as applicable, of: (i) $11,000 for services as a director, (ii) $5,000 for service as the chairman of the Audit Committee and Government Relations Committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, (iv) $1,500 for service as a member of the Compensation Committee or Nomination Committee, and (v) $3, 000 for service as the chairman of the Compensation Committee and Nomination Committee.

  •
  An annual grant, pursuant to a stock incentive plan, of options to purchase shares of our common stock. The options are to be granted on or about July 1st of each year, have an exercise price equal to the closing price of our common stock on the day prior to the grant date, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date. The options will have a 5 year term.

Director Option Grants

        On July 7, 2011, the Board made the annual grant (referenced above) of options to our directors as reflected in the table below. The grants were made pursuant to the 2010 Equity Incentive Plan. Each option has an exercise price of $4.21, which was the closing price of our common stock on July 7, 2011 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and vest 50% on July 7, 2012 and 50% on July 7, 2013. The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors on July 7, 2011:

Name of Director	Shares of Common Stock Underlying Options
Robert A. Solberg	40,000
William O. Strange	40,000
Fred Zeidman	40,000
Herman Cohen	40,000
Lord David Owen	40,000

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Solberg, Strange and Zeidman, all of whom are considered to be independent. No executive officer of Hyperdynamics served as a member of the board of directors of any other public company during the year ended June 30, 2012. No member of the Compensation Committee serves as an executive officer of any other public company during the year ended June 30, 2012. No interlocking relationship exists between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

        The Compensation Committee, consisting of Messrs. Solberg, Strange and Zeidman, is responsible for establishing and administering the executive compensation programs of Hyperdynamics. The Compensation Committee of Hyperdynamics has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report.

THE COMPENSATION COMMITTEE
/s/ ROBERT A. SOLBERG
/s/ WILLIAM O. STRANGE
/s/ FRED ZEIDMAN

 PROPOSAL 2.

TO AMEND OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK WITHIN A RANGE OF REVERSE SPLIT RATIOS

        Stockholders are being asked to approve an amendment to our Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to: effect a reverse stock split of our common stock within a range of, 1-for-4 to 1-for-8, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State, and subject to the Board of Directors' authority to abandon such amendment (the "Amendment").

        On April 9, 2013, our Board of Directors adopted resolutions approving and authorizing the Amendment and directing that the Amendment be submitted to a vote of the stockholders at the Annual Meeting.

        The form of the proposed Amendment is attached to this Proxy Statement as Annex A (the "Certificate of Amendment"). The Amendment will effect a reverse stock split of our common stock within a range of, 1-for-4 to 1-for-8 shares to be selected by our Board of Directors following stockholder approval. Our Board of Directors, in its discretion, may elect the reverse split ratio upon receipt of stockholder approval or may elect to abandon the reverse stock split if our Board of Directors determines in its discretion not to proceed with the reverse stock split. We believe that the availability of a range of split ratios will provide the Company with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining the reverse stock split ratio to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

  i.
  the historical trading price and trading volume of our common stock;

  ii.
  the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

  iii.
  our ability to continue our listing on the NYSE;

  iv.
  our capitalization (including the number of shares of common stock issued and outstanding);

  v.
  which of the reverse split ratios would result in the greatest overall reduction in our administrative costs; and

  vi.
  prevailing general market and economic conditions.

        To avoid the existence of fractional shares of our common stock, stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s) ("Old Certificates"), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our common stock on the Effective Date for the reverse stock split as reported on the NYSE by (b) the fraction of the share owned by the stockholder, without interest.

        At the close of business on the Record Date, we had 167,697,731 shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-4 reverse stock split, we would have approximately 41,924,432 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors.

        If the reverse stock split is effected, we intend to also proportionately reduce the total number of shares of common stock that the Company is authorized to issue, as described in and subject to the approval by the stockholders of Proposal No. 3 below, and if the reverse stock split is not approved or the Board decides not to effect it, the related reduction in the total number of authorized shares will not occur.

        Our Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board of Directors currently intends to file, with the Delaware Secretary of State, the Certificate of Amendment as soon as practicable following stockholder approval.

Reasons for the Reverse Stock Split

        Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the price of our common stock in order to meet the NYSE's price criteria for continued listing on the NYSE. Our common stock is publicly traded and listed on the NYSE under the symbol "HDY." Our Board of Directors believes that, in addition to increasing the price of our common stock, the reverse stock split would make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company's and our stockholders' best interests.

        On May 14, 2012, we were notified in writing by NYSE that the trading price of our common stock was below the criteria of the NYSE's continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00. The letter stated that we have a six-month cure period that started on May 14, 2012 to bring the price of our common stock and the 30-trading day average closing price of our common stock above $1.00. The letter further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE could commence suspension and delisting procedures. However, under the terms of the letter, if the Company elected to take action that requires stockholder approval, such as consummating a reverse stock split, stockholder approval must be obtained not later than the Company's next annual meeting and the Company must implement the action promptly thereafter. On May 24, 2012, we provided written notice to the NYSE of our intent to pursue certain action to bring our share price and average share price above $1.00 within the six-month cure period. We also informed the NYSE that, alternatively, we would seek stockholder approval, no later than our next annual meeting of stockholders, to effect a reverse stock split to bring our share price and average share price above $1.00.

        In addition to bringing the price of our common stock back above $1.00, we also believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

        Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

Effects of the Reverse Stock Split

  Effect of the Reverse Stock Split on Registration and Voting Rights

        If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors, as described below under "—Effect on Issued and Outstanding Shares of Common Stock."

        Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol "HDY," although it will be considered a new listing with a new CUSIP number.

        Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

  Effectiveness of Reverse Stock Split

        The reverse stock split, if approved by our stockholders, would become effective upon the filing and effectiveness (the "Effective Time") of the Certificate of Amendment with the Secretary of State of the State of Delaware. It is expected that such filing will take place promptly following the Annual Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company's best interests and the best interests of our stockholders to proceed with the reverse stock split.

  Effect on the Company's 2010 Equity Incentive Plan

        As of March 31, 2013, we had approximately 6,368,104 shares subject to stock options and no shares of unvested restricted stock outstanding under our 2010 Equity Incentive Plan, as amended (the "2010 Plan"). Under the 2010 Plan the Compensation Committee of our Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted thereunder in the event of a stock split. Should the reverse stock split be effected, the number and class of shares underlying shares authorized to be granted or granted under the 2010 Plan, and the price per share payable upon exercise of an award as applicable shall be equitably adjusted by the Compensation Committee of our Board of Directors to reflect such changes. The Compensation Committee of our Board of Directors has approved proportionate adjustments to the number of shares outstanding and available for issuance under the 2010 Plan and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the 2010 Plan.

        Accordingly, if the reverse stock split is approved by our stockholders, upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the 2010 Plan will be proportionately adjusted using the split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our 2010 Plan. For example, if a 1-for-4 reverse stock split is effected, the 3,631,896 shares that remain available for issuance under the 2010 Plan as of March 31, 2013, would be adjusted to 907,974 shares, subject to increase as and when awards made under such Plan expire or are forfeited and are returned per the terms of the 2010 Plan. In addition, the exercise price per share under each stock option would be increased by 4 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the company would remain the same. For illustrative purposes only, an outstanding stock option for 2,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-4 split ratio into an option exercisable for 500 shares of common stock at an exercise price of $4.00 per share.

  Effect on Issued and Outstanding Shares of Common Stock

        Shares of common stock issued and outstanding at the time that the reverse stock split is completed will be affected by the reverse stock split. The number of shares of common stock issued and outstanding as of the Record Date is approximately 167,697,731.

        Depending on the ratio for the reverse stock split determined by the Board of Directors, four, five, six, seven or eight shares of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board. The table below shows the number of issued and outstanding shares of common stock as of the Record Date that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Hypothetical reverse stock split ratio	Approximate number of shares of common stock outstanding following the Reverse Stock Split (millions of shares)
1 for 4	41,924,432
1 for 5	33,539,546
1 for 6	27,949,621
1 for 7	23,956,818
1 for 8	20,962,216

        The actual number of shares outstanding after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

        If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder's percentage ownership interest in the Company, except, that, as described below in "—Fractional Shares," holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares).

  Effect on Par Value

        The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.001, or the par value of our preferred stock, which will remain at $0.001. We have no outstanding shares of preferred stock.

  Accounting Matters

        As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

  No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

  Book-Entry Shares

        If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e. shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE's

Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the reverse stock split.

        Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

  Exchange of Stock Certificates

        If the reverse stock split is effected, stockholders holding certificated shares (i.e. shares represented by one or more physical stock certificates) will be required to exchange their Old Certificate(s) for New Certificate(s) ("New Certificates") representing the appropriate number of shares of our common stock resulting from the reverse stock split. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s). Pursuant to applicable rules of the NYSE, your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your Old Certificate(s) for New Certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

        YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

        As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

        Until surrendered as contemplated herein, a stockholder's Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

        Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

        No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

  Effect on Registered and Beneficial Stockholders

        Upon completion of the reverse stock split, we will treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, the stockholder is encouraged to contact his/her bank, broker, custodian or other nominee.

  Fractional Shares

        We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by our Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our common stock on the Effective Date for the reverse split as reported on the NYSE by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

  No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 2, and we will not independently provide our stockholders with any such rights.

  Certain Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to (i) holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes and (ii) to us. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than U.S. federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

        For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

  U.S. Holders

        The reverse stock split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder's holding period (i.e. acquired date) in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        A U.S. Holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for our common stock surrendered exceeded one year at the Effective Time. Long-term capital gains of non-corporate U.S. Holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

        Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers (in the case of individuals, their social security number) in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS.

  Non-U.S. Holders

        Non-U.S. Holders who exchange shares of our common stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under "U.S. Holders," except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock generally should not be subject to U.S. federal income or withholding tax unless:

  •
  the Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. (or, if certain income tax treaties apply, is attributable to a Non-U.S. Holder's permanent establishment in the U.S.); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of our common stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

        Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on gain recognized as a result of receiving cash in lieu of a fractional share of common at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required; Recommendation of the Board of Directors

        The proposed amendment to the Certificate of Incorporation to effect a reverse stock split of our common stock shall be approved upon the affirmative vote of at least a majority of the shares of our common stock that are outstanding and entitled to vote on the proposal.

The Board of Directors recommends that you vote "FOR" the approval of the amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock within a range of, 1-for-4 to 1-for-8, as selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.

 PROPOSAL 3.

        SUBJECT TO APPROVAL OF PROPOSAL 2, TO AMEND OUR CERTIFICATE OF INCORPORATION TO, REDUCE, PROPORTIONATELY BY THE SPLIT RATIO SELECTED BY OUR BOAD OF DIRECTORS, THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE

        Stockholders are being asked to approve, subject to approval of Proposal 2, an amendment to our Certificate of Incorporation to reduce, proportionately by the split ratio selected by our Boad of Directors per Proposal 2, the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors' authority to abandon such amendment.

        On April 9, 2013, our Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting. Please note that Proposal No. 3 is conditioned on the approval of Proposal No. 2. Therefore, if Proposal No. 2 is not approved by the stockholders, Proposal No. 3 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted "FOR" Proposal No. 3. Proposal No. 2 is not conditioned on the approval of Proposal No. 3.

        The form of the proposed Amendment is described in the Certificate of Amendment, attached to this Proxy Statement as Annex A. If both Proposal No. 2 and Proposal No. 3 are approved by our stockholders, the reduction in the number of authorized shares would become effective at the Effective Time, which is the time at which the Certificate of Amendment to our Certificate of Incorporation is filed and becomes effective with the Secretary of State of the State of Delaware. It is expected that such filing will take place promptly following the date of the Annual Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the proportionate reduction in our total number of authorized shares if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the Company's best interests and the best interests of our stockholders.

  Effects of Reducing our Total Number of Authorized Shares of common stock

        Subject to stockholders' approval of the reverse stock split, we intend to decrease our authorized shares of common stock proportionately to the split ratio selected by our Board of Directors. Currently, we are authorized to issue up to 350,000,000 shares of common stock. The reduction in the number of authorized shares would be effected by the filing of the Certificate of Amendment, as discussed above. The table below shows the number to which authorized shares of common stock would be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Hypothetical reverse stock split ratio	Number of authorized shares of common stock following the Reverse Stock Split (millions of shares)
1 for 4	87.5
1 for 5	70
1 for 6	58.3
1 for 7	50
1 for 8	43.75

        The actual number of authorized shares common stock after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors.

        Currently, we are authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value per share, of which no shares have been issued as of the Record Date. Our authorized shares of preferred stock will not be affected by the reverse stock split.

  No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to this Proposal No. 3, and we will not independently provide our stockholders with any such rights.

Vote Required; Recommendation of the Board of Directors

        The proposed amendment to the Certificate of Incorporation to reduce proportionately the total number of shares of common stock that the Company is authorized to issue shall be approved upon the affirmative vote of at least a majority of the shares of our common stock that are outstanding and entitled to vote on the proposal.

The Board of Directors recommends that you vote "FOR" the approval of the amendment to our Certificate of Incorporation to reduce proportionately the total number of shares of common stock that the Company is authorized to issue.

 PROPOSAL 4.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2013. The Board will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions.

Change in Certifying Accountant

        During the two most recent fiscal years, the Company has had a change in its certifying accountant. On June 15, 2011, we discharged our former certifying accountant, GBH CPAs, PC. During the past two fiscal years, there were no adverse opinions or disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles by GBH CPAs, PC in those reports. The decision to change accountants was approved by our Audit Committee of the Board of Directors. During the two fiscal years and during the interim period commencing on July 1, 2010 and ending on June 15, 2011, preceding the discharge of GBH CPAs, PC as our principal accountants, there were no disagreements with GBH CPAs, PC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs, PC's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. GBH CPAs, PC did not advise us: (A) that internal controls necessary to develop reliable financial statements did not exist; or (B) that information had come to its attention which made it unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or (C) that the scope of the audit should have been expanded significantly, or that information had come to its that it concluded would, or if further investigated might, (i) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might prevent the issuance of an unqualified audit report), and (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements; or (D)(1) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underling financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to GBH CPAs, PC's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) that there were any issues that had not be resolved to GBH CPAs, PC's satisfaction prior to its dismissal.

        On June 15, 2011, we engaged Deloitte & Touche to be our new certifying accountant. During the two fiscal years and during the interim period commencing on July 1, 2010 and ending on June 15, 2011, preceding the appointment of Deloitte & Touche LLP as our principal accountants, we did not consult with Deloitte & Touche LLP regarding: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

        We provided the disclosure contained herein to GBH CPAs, PC, which provided a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. That letter was filed as Exhibit 16.1 to our Form 8-K filed with the SEC on June 17, 2011.

        Aggregate fees for professional services rendered to the Company by Deloitte & Touche LLP for the years ended June 30, 2012 and 2011 were as follows:

	Years ended June 30,
	2012	2011
Audit Fees(1)	$650,000	$293,965
Audit-related fees(2)	44,400	21,315
All other fees(3)	309,000	—

Total	1,003,400	315,280

(1)
Fiscal 2012 audit fees were billed to us by our current Certifying Accountant: Deloitte & Touche LLP, for professional services related to their audit of our annual financial statements in our Form 10K, Sarbanes-Oxley 404 attest services, reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements for the fiscal year ended June 30, 2012. Included in fiscal 2012 audit fees are $50,000 in fees attributable to incremental time and expenses associated with the fiscal 2011 audit.

Fiscal 2011 Audit fees include $163,965 billed to us by former Certifying Accountant: GBH CPAs, PC for professional services related to their reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements, and $130,000 billed to us by our current Certifying Accountant: Deloitte & Touche LLP, for professional services related to their audit of our annual financial statements in our Form 10K and Sarbanes-Oxley 404 attest services.

(2)
Fiscal 2012 audit related fees include $15,400 billed to us by our former Certifying Accountant: GBH CPAs, PC and $29,000 billed to us by our current Certifying Accountant: Deloitte & Touche LLP, for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements.

Fiscal 2011 audit related fees include $21,315 billed to us by our former Certifying Accountant: GBH CPAs, PC for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements.

(3)
Our current Certifying Accountant: Deloitte & Touche LLP, billed us $309,000 for professional services rendered for all other services for the fiscal year ended June 30, 2012. These fees pertained to due diligence performed on a prospective investment.

Audit Committee Pre-Approval

        Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of GBH CPAs, PC and Deloitte & Touche LLP fees, respectively, for audit services in year 2012 and 2011. Except as indicated above, there were no fees other than audit fees for years 2012 and 2011, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

        The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013 will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal. Abstentions and "broker non-votes" will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the ratification
of the appointment of the independent registered public accounting firm.

 COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS

        Stockholders and others who wish to communicate with the Board or any particular Director, including the Independent Director presiding over executive session meetings of Independent Directors, or with any executive officer of the Company, may do so by writing to Jason Davis, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.

        All such correspondence is reviewed by the Secretary's office, which logs the material for tracking purposes. The Board has asked the Secretary's office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

OTHER MATTERS

        The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2013 fiscal year, proposals by individual stockholders must be received by us no later than January 15, 2014, which is 120 days prior to May 15, 2014 , the anniversary date on which we released the proxy materials for the 2013 Annual Meeting. According to Rule 14a-5(e), if we change the date of the annual meeting by more than 30 days from the date of our 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

        In order for a stockholder business proposal or nomination for director to be properly brought before next year's annual meeting of stockholders following the end of our 2013 fiscal year, the stockholder must have delivered a notice to the Secretary at the principal executive offices of the Company not earlier than the close of business on February 25, 2014, which is 120 days prior to June 25, 2014, which is the one-year anniversary of the 2013 Annual Meeting, and not later than March 27, 2014, which is the 90th day prior to June 25, 2014 (the one-year anniversary of the 2013 Annual Meeting); provided, however, that in the event that the date of the 2014 annual meeting is more than 30 days before or more than 60 days after June 25, 2014 (the one-year anniversary of the 2013 Annual Meeting), notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2014 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2014 annual meeting or, if the first public announcement of the date of the 2014 annual meeting is less than 100 days prior to the date of the 2014 annual meeting, the 10th day following the day on which public announcement of the date of the 2014 meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships by March 28, 2014, which is 100 days prior to June 25, 2014 (the one-year anniversary of the 2013 Annual Meeting), the stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is be delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as with the requirements of the Company's Amended and Restated Bylaws.

Dated: May 15, 2013

/s/ ROBERT A. SOLBERG Robert A. Solberg Chairman of the Board

* * * * *

 ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

        Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

Does hereby certify:

        FIRST:    that at a meeting of the Board of Directors of Hyperdynamics Corporation, a resolution was duly adopted to amend the Certificate of Incorporation of said Corporation as set forth below to include the following paragraph before paragraph (a) of Article IV of the Certificate of Incorporation of said Corporation and to amend paragraph (a) of said Article so that, as amended, the first two paragraphs of said Article shall be and read as follows, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

"Article IV

        Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporations Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [4][5][6][7][8](1) shares of the Corporation's common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non assessable share of common stock, subject to the treatment of fractional shares interests as described below, (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's old certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one whole share owned by the stockholder, without interest. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates"), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

        (a)   the aggregate number of shares of common stock which the Corporation shall have the authority to issue is [      ](2) shares of common stock, par value $0.001 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable."

(1)
As determined by the Board of Directors.

(2)
The total number of shares of common stock authorized will be reduced by the reverse stock split ratio determined by the Board of Directors.

A-1

        SECOND:    that thereafter, pursuant to resolution of its board of directors, an annual meeting of stockholders of said Corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary numbers of shares as required by statute were voted in favor of the amendment.

        THIRD:    that said amendment was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

* * *

        In witness whereof, Hyperdynamics Corporation has caused this Certificate, which amends the Certificate of Incorporation, to be executed and attested by its duly authorized officer this     day of        2013.

Hyperdynamics Corporation
By:
Title:

A-2

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 HYPERDYNAMICS CORPORATION Proxy for Annual Meeting of Stockholders on June 25, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Ray Leonard and Robert A. Solberg, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of Common Stock of Hyperdynamics Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Hyperdynamics Corporation, to be held at the Westin Galleria Hotel, 5060 West Alabama, in the Plaza Ballroom, on Tuesday, June 25, 2013 at 9:00 a.m. (CDT), and at any adjournments or postponements thereof. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF HYPERDYNAMICS CORPORATION June 25, 2013 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement , proxy card and Annual Report on form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified; O Ray Leonard O Robert A. Solberg O Herman Cohen O William O. Strange O Lord David Owen O Fred Zeidman O Ian Norbury 2. To amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of our common stock, $0.001 par value per share, within a range of, 1-for-4 to 1-for-8, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State, subject to the Board of Directors' authority to abandon such amendment; 3. Subject to approval of Proposal No. 2, to amend the Certificate of Incorporation to reduce, proportionately to the split ratio selected by our Boad of Directors, the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors' authority to abandon such amendment; and 4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013. As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES REFLECTED BELOW AND "FOR" PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20730003003000000000 6 062513 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified; O Ray Leonard O Robert A. Solberg O Herman Cohen O William O. Strange O Lord David Owen O Fred Zeidman O Ian Norbury 2. To amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of our common stock, $0.001 par value per share, within a range of, 1-for-4 to 1-for-8, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State, subject to the Board of Directors' authority to abandon such amendment; 3. Subject to approval of Proposal No. 2, to amend the Certificate of Incorporation to reduce, proportionately to the split ratio selected by our Boad of Directors, the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors' authority to abandon such amendment; and 4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2013. As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF HYPERDYNAMICS CORPORATION June 25, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES REFLECTED BELOW AND "FOR" PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20730003003000000000 6 062513 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement , proxy card and Annual Report on form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141

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GENERAL INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2013
PROPOSAL 1. ELECTION OF DIRECTORS
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Equity Compensation Plan Information
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012
DIRECTOR COMPENSATION
PROPOSAL 2. TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK WITHIN A RANGE OF REVERSE SPLIT RATIOS
PROPOSAL 3.
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNEX A
FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF HYPERDYNAMICS CORPORATION